Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of March 31, 2009
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Form 10-K for the year ended December 31, 2008. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Net (loss) income attributable to CPA®:15 shareholders	$(10,926)	$25,759	(a)
Depreciation, amortization, and other non-cash charges	14,817	14,743
Straight-line and other rent adjustments	1,830	1,075
Gain on sale of real estate	(851)	—
Impairment charges	23,830	—
FFO adjustment to earnings from equity investments	1,767	1,713
FFO adjustment to share of earnings of noncontrolling interests	(3,975)	(4,540)

FFO	$26,492	$38,750

FFO per share (b)	$0.23	$0.33

Weighted average shares outstanding	126,867,507	128,978,875

(a)	Net income for the three months ended March 31, 2008 includes the recognition of $9.1 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)	FFO per share includes an adjustment of $2.9 million and $4 million for the three months ended March 31, 2009 and 2008, respectively, for issuance of shares to an affiliate in satisfaction of fees due. These shares are included in the weighted average shares outstanding but are not a reconciling adjustment in the determination of FFO.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Cash flow from operating activities — as reported	$36,871	$41,026
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	2,612	536
Distributions paid to noncontrolling interests, net (b)	(13,276)	(6,106)
Changes in working capital (c)	2.766	1,856

Adjusted cash flow from operating activities	$28,973	$37,312

Adjusted cash flow per share	$0.23	$0.29

Distributions declared per share	$0.1748	$0.1704

Payout ratio (distributions per share/adjusted cash flow per share)	76%	59%

Weighted average shares outstanding	126,867,507	128,978,875

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements. Distributions also include the repatriation of cash previously accumulated in foreign bank accounts held by certain joint ventures, which has been allocated to the period during which the cash accumulation occurred. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the third quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described above. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of March 31, 2009 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent (a)	Total Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co KG (b)	$24,454	10%
Mercury Partners, LP and U-Haul Moving Partners Inc.	16,465	7%
OBI A.G. (b)	11,670	5%
Carrefour France SAS (b)	11,303	4%
UTI Holdings, Inc.	9,498	4%
Life Time Fitness, Inc.	8,759	3%
Thales S.A. (b)	8,713	3%
Marriott International, Inc.	8,409	3%
True Value Company	6,691	3%
Foster Wheeler, Inc.	6,227	2%

Total	$112,189	44%

Weighted Average Lease Term for Portfolio:	11.9 years
5-Year Historical Occupancy Trend

(a)	Rents reflect annualized rent as of March 31, 2009 on a pro rata basis.

(b)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(c)	Percentage of the portfolio’s total pro rata square footage that is subject to lease at the given date.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of March 31, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent (a)	Percent
U.S.
West	$44,729	18%
South	43,508	17%
East	38,002	15%
Midwest	37,729	15%

U.S. Total	163,968	65%

International
Germany	31,879	13%
France	27,591	11%
Poland	11,670	4%
Finland	10,175	4%
United Kingdom	4,281	2%
Other (b)	1,850	1%

International Total	87,446	35%

Total	$251,414	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent (a)	Percent
Office	$58,771	23%
Industrial	57,740	23%
Retail	45,946	18%
Warehouse/Distribution	35,717	14%
Other Properties (c)	16,369	7%
Self-Storage	16,466	7%
Sports	11,999	5%
Hospitality	8,406	3%

Total	$251,414	100%

Portfolio Diversification by Property Type

(a)	Rents reflect annualized rent as of March 31, 2009 on a pro rata basis.

(b)	Includes revenue from tenants in Belgium and Ireland.

(c)	Includes revenue from tenants with the following property types: education (4%), nursing home (2%) and theater (1%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of March 31, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized	Percentage of
Industry Type (a)	Rent (b)	Annualized Rent
Retail Trade	$62,120	25%
Electronics	26,326	11%
Healthcare, Education and Childcare	20,374	8%
Business and Commercial Services	14,011	6%
Leisure, Amusement, Entertainment	13,453	5%
Automobile	12,964	5%
Chemicals, Plastics, Rubber, and Glass	12,039	5%
Buildings and Real Estate	10,702	4%
Aerospace and Defense	10,312	4%
Construction and Building	10,175	4%
Hotels and Gaming	8,406	3%
Media: Printing and Publishing	5,981	2%
Transportation — Personal	5,763	2%
Beverages, Food, and Tobacco	5,634	2%
Telecommunications	5,512	2%
Federal, State and Local Government	5,492	2%
Insurance	5,234	2%
Consumer and Durable Goods	4,393	2%
Machinery	3,616	2%
Transportation — Cargo	2,501	1%
Other (c)	6,406	3%

Total	$251,414	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Rents reflect annualized rent as of March 31, 2009 on a pro rata basis.

(c)	Includes revenue from tenants in the following industries: grocery (1%), consumer non-durable goods (1%), forest products and paper (0.6%), and mining, metals and primary metal industries (0.4%).